EXHIBIT 23.1

                          Independent Auditors' Consent

                                  Numerex Corp.

We consent to the incorporation by reference in Registration Statement No. 333-38667 of Numerex Corp. on Form S-8 of our report dated December 10, 1999 appearing in and incorporated by reference in this Annual Report on Form 10-K of Numerex Corp. for the year ended October 31, 1999.


/s/ Grant Thornton LLP
----------------------
    Grant Thornton LLP

Atlanta, Georgia
January 26, 2000